Exhibit (n)(9)

AMENDED AND RESTATED

APPENDIX A TO

MULTIPLE CLASS PLAN

OF

MATTHEWS INTERNATIONAL FUNDS

April 30, 2021

Matthews Asian Growth and Income Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Dividend Fund

Investor Class Shares

Institutional Class Shares

Matthews China Dividend Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Growth Fund

Investor Class Shares

Institutional Class Shares

Matthews Pacific Tiger Fund

Investor Class Shares

Institutional Class Shares

Matthews China Fund

Investor Class Shares

Institutional Class Shares

Matthews India Fund

Investor Class Shares

Institutional Class Shares

Matthews Japan Fund

Investor Class Shares

Institutional Class Shares

Matthews Korea Fund

Investor Class Shares

Institutional Class Shares

Matthews Emerging Markets Small Companies Fund

(formerly known as the Matthews Asia Small Companies Fund)

Investor Class Shares

Institutional Class Shares

Matthews China Small Companies Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Innovators Fund

(formerly known as the Matthews Asia Science and Technology Fund)

Investor Class Shares

Institutional Class Shares

Matthews Asia Total Return Bond Fund

(formerly known as the Matthews Asia Strategic Income Fund)

Investor Class Shares

Institutional Class Shares

Matthews Asia ESG Fund

Investor Class Shares

Institutional Class Shares

Matthews Asia Credit Opportunities Fund

Investor Class Shares

Institutional Class Shares

Matthews Emerging Markets Equity Fund

Investor Class Shares

Institutional Class Shares